ARTHUR ANDERSEN LLP





                    Consent Of Independent Public Accountants



As independent public accountants, we hereby consent to the use of our reports on Pioneer Capital Growth Fund dated June 5, 1998 and December 3, 1997 (and to all references to our firm) included in or made a part of Post-Effective Amendment No. 11 and Amendment No. 12 to Registration Statement File Nos. 33-34801 and 811-06106, respectively.



                                             /s/ Arthur Andersen LLP
                                             ARTHUR ANDERSEN LLP

Boston, Massachusetts
June 29, 1998